Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                State of
                                                                          Percentage         Incorporation
                                                                              of                  or
                Parent                            Subsidiary               Ownership         Organization
------------------------------------------------------------------------------------------------------------

 Peoples-Sidney Financial Corporation   Peoples Federal Savings & Loan       100%              Federal
                                            Association of Sidney